UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 21, 2008

O2DIESEL CORPORATION

 (Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware	91-2023525
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE	19713
(Address of principal executive offices)	(Zip Code)

(302) 266-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2 (b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR 240.13e-4 (c))

SECTION 3 — SECURITIES AND TRADING MARKET

ITEM 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 21, 2008, O2Diesel Corporation (the “Company”) received notice from the staff of the American Stock Exchange (“AMEX”) notifying the Company of its determination to prohibit the continued listing of the Company’s common stock on the Exchange and to initiate delisting proceedings.  The notice stated the hearing panel agreed with the staff’s determination that the Company is not in compliance with AMEX Company Guide :

•                  Section 1003(a)(i) in that its stockholders’ equity is less than $2 million and it has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years;

•                  Section 1003(a)(ii) in that it has stockholders’ equity of less than $4 million and has sustained losses from continuing operations and/or net losses in its four most recent fiscal years;

•                  Section 1003(a)(iii) in that it has stockholders’ equity of less than $6 million and has sustained losses from continuing operations and/or net losses in its five most recent fiscal years; and

•                  Section 1003(a)(iv) which concerns the delisting of the securities of a company based on the amount of such losses and the impairment of its financial condition.

It is expected that suspension of the Company’s securities from AMEX will take place on April 27, 2008.

The Company expects it will begin trading on the Over the Counter Bulletin Board on April 28, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on April 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date:   April 25, 2008